                                 EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated September 30, 1997 (except for Notes 14 and 15 as to which the date is
           , 1997) in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of MPW Industrial Services Group, Inc. for the registration of 4,312,500 shares of its common stock.

     Our audit also included the financial statement schedule of MPW Industrial Services Group, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth herein.

Columbus, Ohio
               , 1997

     The foregoing consent is in the form that will be signed upon the completion of the reincorporation of the Company as described in Note 14 to the financial statements.

                                          ERNST & YOUNG LLP

Columbus, Ohio
October 15, 1997